EXHIBIT 99.2

Ad-hoc notification pursuant to Article 17 of Regulation (EU) No. 596/2014

ADTRAN Holdings, Inc.: Preliminary revenue above guidance and non-GAAP earnings per share above analyst consensus for Q4 2025

Huntsville, Alabama (United States of America). January 21, 2026 (CT)

During the preparation of the report for the fourth quarter 2025 and fiscal year 2025 of ADTRAN Holdings, Inc. (“ADTRAN Holdings” or the “Company”) (NASDAQ: ADTN; FSE: QH9), the Company determined today with respect to the fourth quarter of 2025 that, although it met its non-GAAP operation margin guidance range, the Company’s preliminary unaudited U.S. GAAP revenue is above the prior guidance range and the non-GAAP earnings per share exceeds current analyst consensus.

The preliminary unaudited results were as follows:

•
Preliminary U.S. GAAP revenue for the fourth quarter of 2025 was between $290.0 million to $293.0 million, which exceeds the Company’s previously announced guidance range of $275.0 million to $285.0 million.
•
Preliminary non-GAAP earnings per share for the fourth quarter of 2025 exceed current analyst consensus of $0.08 per share, although the Company is unable to confirm the variance until completion of the Company's quarter-end financial close procedures.
•
Preliminary non-GAAP operating margin was between 6.0% to 6.9% and remains within the prior guidance range of 3.5% to 7.5%.

The deviation from guidance relating to revenue and from analyst consensus relating to non-GAAP earnings per share resulted from strong market conditions and higher customer demand for our products and services during the fourth quarter of 2025.

The information contained in this ad hoc notification is solely based on unaudited results. Non-GAAP operating margin (which is calculated as non-GAAP operating income divided by revenue) is a non-GAAP financial measure. Reconciliations between GAAP operating income (loss) and GAAP operating margin for the fourth quarter and non-GAAP operating income and non-GAAP operating margin, respectively, are set forth in the table provided below.

The Company will release its final financial results for the fourth quarter of 2025 and fiscal year 2025 after the market close on Wednesday, February 25, 2026 (Central Time), or before the market opening on Thursday, February 26, 2026 (Central European Time), respectively, at https://investors.adtran.com/.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this notification which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. Examples of forward-looking statements include, among others, statements regarding management’s expectations with the Company’s final revenue, final GAAP and non-GAAP operating margin, and final non-GAAP earnings per share for the fourth quarter and year ended December 31, 2025. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such forward-looking information speaks only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to remain in compliance with the covenants set forth in and satisfy the payment obligations under our credit agreement and convertible notes, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks posed by potential breaches of information systems and cyber-attacks; (viii) the risk that we may not be able to effectively compete, including through product improvements and development; and (ix) other risks set forth in our public filings made with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025.

Additionally, the financial measures presented herein are a preliminary estimate, remain subject to our internal controls and procedures, and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between the Company’s actual financial results and the preliminary revenue range set forth herein may be material.

Explanation of Use of Non-GAAP Financial Measures

Set forth in the table below is a reconciliation of operating income (loss) and operating margin as reported based on generally accepted accounting principles in the United States (“GAAP”) to non-GAAP operating income and non-GAAP operating margin, respectively. Non-GAAP operating income excludes acquisition-related expenses, amortization and adjustments (consisting of intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations), stock-based compensation expense, restructuring expenses, deferred compensation adjustments, and certain one-time professional fees and other expenses. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measures, are beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of these non-GAAP measures may not be comparable to similar measures calculated by other companies.

Reconciliation of Preliminary Operating Income (Loss) and Preliminary Operating Margin to Preliminary Non-GAAP Operating Income and Preliminary Non-GAAP Operating Margin

(Unaudited)

(In millions)

Three Months Ended December 31, 2025 Expected Range
Total Revenue	$290.0 - $293.0

Operating Income (Loss)	$4.0 - $5.0
Acquisition related expenses, amortizations and adjustments (1)	$11.4 - $12.0
Stock-based compensation expense	$1.0 - $1.6
Restructuring expense	—
Deferred compensation adjustments (2)	($0.6) - ($1.0)
Professional fees and other expenses (3)	$1.5 - $2.5
Non-GAAP Operating Income	$17.3 - $20.1

Operating Margin	1.4% - 1.7%
Non-GAAP Operating Margin	6.0% - 6.9%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(3) Includes professional fees related to an internal investigation, a benefit plan adjustment, and fees relating to other one-time professional fees and business expenses.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

Media contact

Gareth Spence

+44 1904 699 358

mail to: Public.relations@adtran.com

Notifying person and contact for investors

Peter Schuman, IRC

+1 256 963 6305

mail to: investor.relations@adtran.com